Registration No. 333-_________

As filed with the Securities and Exchange Commission on October 27, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

___________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LaPorte Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Federal	26-1231235
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

710 Indiana Avenue
LaPorte, Indiana 46350
(Address of Principal Executive Offices)

LaPorte Bancorp, Inc. 2011 Equity Incentive Plan
(Full Title of the Plan)

Copies to:
Mr. Lee A. Brady	Kip A. Weissman, Esquire
Chief Executive Officer	Luse Gorman Pomerenk & Schick, P.C.
LaPorte Bancorp, Inc.	5335 Wisconsin Ave., N.W., Suite 780
710 Indiana Avenue	Washington, DC 20015-2035
LaPorte, Indiana 46350	(202) 274-2000
(219) 362-7511
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

__________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [X]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	213,678	(1) (2)	$8.50	(5)	$1,816,263.00	$208
Common stock, par value $0.01 per share	12,437	(1) (3)	$8.005	(6)	$99,558.19	$12
Common stock, par value $0.01 per share	90,446	(1) (4)	$8.005	(6)	$724,020.23	$83
Stock Options	226,115		--		--	--	(7)
Total Securities	316,561				$2,639,841.42	$303
_______________________
(1)
Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the LaPorte Bancorp, Inc. 2011 Equity Incentive Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of LaPorte Bancorp, Inc. (the “Company”) pursuant to 17 C.F.R. Section 230.416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Represents the number of shares of common stock currently reserved for issuance for options that have been granted but have not been exercised by the recipient pursuant to the LaPorte Bancorp, Inc. 2011 Equity Incentive Plan.

(3)	Represents the number of shares of common stock currently reserved for issuance for options that are available to be granted pursuant to the LaPorte Bancorp, Inc. 2011 Equity Incentive Plan.
(4)
Represents the number of shares of common stock that (i) have been awarded but are unvested; and (ii) are reserved for issuance under the LaPorte Bancorp, Inc. 2011 Equity Incentive Plan for grants of restricted stock.

(5)	Determined pursuant to 17. C.F.R. Section 230.457(h)(1) under the Securities Act upon the basis of the price at which the options may be exercised.
(6)
Determined pursuant to 17 C.F.R. Sections 230.457(h)(1) and 230.457(c) under the Securities Act upon the basis of the average of the high and low prices reported on the Nasdaq Capital Market on October 25, 2011.

(7)	Pursuant to 17 C.F.R. Section 230.457(h)(3) of the Securities Act no registration fee is required to be paid.

______________________

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. § 230.462 under the Securities Act.

PART I.

Items 1 and 2.  Plan Information and Registrant Information and Employee Plan Annual Information

The documents containing the information specified in Parts I and II of Form S-8 have been or will be sent or given to participants in the LaPorte Bancorp, Inc. 2011 Equity Incentive Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) prospectuses that meet the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:

a)           The Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (File No. 001-33733), filed with the Commission on March 23, 2011, pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended;

b)           All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, as amended, since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above;

c)           The description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the Commission  on October 9, 2007 (File No. 001-33733).

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.  Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

None.

Item 6.  Indemnification of Directors and Officers

Provisions in the Registrant’s bylaws provide for indemnification of the Registrant’s directors and officers up to the fullest extent authorized by applicable law and regulations of the Office of Thrift Supervision (OTS).  Although the functions of the OTS related to the registrant have been transferred to the Federal Reserve Board, as of the date of this filing, its regulations remain in effect.  Section 545.121 of the OTS regulations are described below.

Generally, federal regulations define areas for indemnity coverage for federal mid-tier corporations as follows:

(a)           Any person against whom any action is brought or threatened because that person is or was a director or officer of the mid-tier corporation shall be indemnified by the mid-tier corporation for:

(i)	Any amount for which that person becomes liable under a judgment in such action; and

(ii)
Reasonable costs and expenses, including reasonable attorneys’ fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

(b)           Indemnification shall be made to such person under paragraph (b) of this Section only if:

(i)	Final judgment on the merits is in his or her favor; or

(ii)	In case of:

a.	Settlement,

b.	Final judgment against him or her, or

c.
Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the mid-tier corporation determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the mid-tier corporation or its members.  However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification.  Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court.  Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof.  The notice period shall run from the date of such receipt.  No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

(c)           As used in this paragraph:

(i)	“Action” means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

(ii)	“Court” includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

(iii)	“Final Judgment” means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

(iv)	“Settlement” includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  List of Exhibits.

Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit No. Attached Hereto

4	Form of Common Stock Certificate	*

5	Opinion of Luse Gorman Pomerenk & Schick, P.C.	Attached as Exhibit 5

10	LaPorte Bancorp, Inc. 2011 Equity Incentive Plan	Attached as Exhibit 10

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C.	Contained in Exhibit 5

23.2	Consent of Independent Registered Public Accounting Firm	Attached as Exhibit 23.2

24	Power of Attorney	Contained on Signature Page
_________________________
*
Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (File No. 333-143526) originally filed by the Company under the Securities Act with the Commission on June 5, 2007, and all amendments or reports filed for the purpose of updating such description.

Item 9.   Undertakings

The undersigned Company hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

2.           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the LaPorte Bancorp, Inc. 2011 Equity Incentive Plan;

4.           That, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of LaPorte, State of Indiana, on this 26th day of October, 2011.

LAPORTE BANCORP, INC.
By:	/s/ Lee A. Brady
Lee A. Brady
Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of LaPorte Bancorp, Inc. (the “Company”) hereby severally constitute and appoint Lee A. Brady, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Lee A. Brady may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock issued under the LaPorte Bancorp, Inc. 2011 Equity Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Lee A. Brady shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Lee A. Brady	Chief Executive Officer	October 26, 2011
Lee A. Brady	(Principal Executive Officer)

/s/ Michele M. Thompson	President and	October 26, 2011
Michele M. Thompson	Chief Financial Officer
(Principal Financial and
Accounting Officer)

/s/ Paul G. Fenker	Chairman of the Board	October 26, 2011
Paul G. Fenker

Signatures	Title	Date

/s/ Mark A. Krentz	Secretary of the Board	October 26, 2011
Mark A. Krentz

/s/ Ralph F. Howes	Director	October 26, 2011
Ralph F. Howes

Director
L. Charles Lukmann, III

/s/ Jerry Mayes	Vice Chairman of the Board	October 26, 2011
Jerry Mayes

Director
Robert P. Rose

/s/ Dale A. Parkison	Director	October 26, 2011
Dale A. Parkison

/s/ Thomas D. Sallwasser	Director	October 26, 2011
Thomas D. Sallwasser

EXHIBIT INDEX

Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit No. Attached Hereto

4	Form of Common Stock Certificate	*

5	Opinion of Luse Gorman Pomerenk & Schick, P.C.	Attached as Exhibit 5

10	LaPorte Bancorp, Inc. 2011 Equity Incentive Plan	Attached as Exhibit 10

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C.	Contained in Exhibit 5

23.2	Consent of Independent Registered Public Accounting Firm	Attached as Exhibit 23.2

24	Power of Attorney	Contained on Signature Page
_________________________
*
Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (File No. 333-143526) originally filed by the Company under the Securities Act with the Commission on June 5, 2007, and all amendments or reports filed for the purpose of updating such description.